                                  SCHEDULE 14A
                                 (Rule 14a-101)


           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement

                                            [ ]  Confidential, for use of
[x]  Definitive Proxy Statement                  the Commission only
[ ]  Definitive Additional Materials             (as permitted by
[ ]  Soliciting Material Pursuant to             Rule 14a-6(e)(2))
     Rule 14a-ll(c) or Rule 14a-12

                                  UNIVEC, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                  UNIVEC, INC.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1) Title of each class of securities to which transaction applies:___________________________
        (2) Aggregate number of securities to which transaction applies:__________________________
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1________________________
        (4) Proposed maximum aggregate value of transaction:___________________
        (5) Total fee paid:__________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:$______________
        (2) Form, Schedule or Registration Statement No.: _________________
        (3) Filing Party: _________________
        (4) Date Filed: __________________

                                  UNIVEC, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         to be held on December 30, 1998

To the Stockholders of Univec, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of Univec, Inc., a Delaware corporation (the "Company"), will be held on December 30, 1998, at the executive offices of the Company, 22 Dubon Court, Farmingdale, New York 11735, at the hour of 10:00 a.m., for the following purposes:

         1. To elect five Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

         2. To approve the adoption of the Company's 1998 Stock Option Plan

         3. To approve the issuance of shares of Common Stock in Lieu of Cash Payment Upon Conversion of Series B 5% Convertible Preferred Stock

         4. To ratify the appointment of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the year ending December 31, 1998.

         5. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

         Only stockholders of record at the close of business on November 19, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Farmingdale, New York 11735            By Order of the Board of Directors
December 9, 1998
                                                    Flora Schoenfeld
                                                    Secretary


                                   IMPORTANT:

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                                  UNIVEC, INC.
                                 22 Dubon Court
                           Farmingdale, New York 11735
                                 (516) 777-2000
                          -----------------------------

                                 PROXY STATEMENT
                          -----------------------------

         The Board of Directors of Univec, Inc. (the "Company") presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on December 30, 1998. The record date of this proxy solicitation is November 19, 1998. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and in favor of proposals 2, 3 and 4 described below. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any matters that may be brought before the Annual Meeting other than those listed on the Notice of the Annual Meeting.


         In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation, which will be made by use of the mails. This Proxy Statement is being mailed on or about December , 1998.

         The total number of shares of common stock, $.001 par value ("Common Stock"), of the Company outstanding as of November 19, 1998, was 2,981,769 shares. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only stockholders of record as of the close of business on November 19, 1998 will be entitled to vote at the Annual Meeting or any adjournments thereof.

         The affirmative vote by holders of a plurality of the votes cast for the election of directors at the Annual Meeting is required for the election of Directors. The affirmative vote by the majority of the votes present at the Annual Meeting and entitled to vote is required to approve the adoption of the Company's 1998 Stock Option Plan, to authorize the issuance of more than 596,055 shares of Common Stock upon conversion of the shares of outstanding Series B 5% Convertible Preferred Stock and ratification of the appointment of Richard A. Eisner & Company, LLP, as independent accountants for the year ending December 31, 1998. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal office, 22 Dubon Court, Farmingdale, New York 11735, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. Such list shall also be available at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1.                ELECTION OF DIRECTORS

         The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of the following five persons, all of whom are incumbent Directors.

         Set forth below is certain information as of the Record Date concerning each Nominee, including his age, present principal occupation and business experience during the past five years and the period he has served as a director.

--------------------------------------------------------------------------------------------------------------------
                                                                                                          Director
                     Name               Age        Principal Occupation and Related Information             Since
 --------------------------------------------------------------------------------------------------------------------
Joel Schoenfeld                         53         Chairman of the Board and Chief Executive              August
                                                   Officer of the Company since August 1992;              1992
                                                   advisor to the United Nations Development
                                                   Programs ("UNDP"); President of J&B Schoenfeld
                                                   (a global trading company principally engaged in
                                                   the import, export and processing of pelts and
                                                   hides, specializing in trade with the USSR and
                                                   Europe) and Joel Schoenfeld & Associates (import
                                                   and export trade transactions, projects and
                                                   programs).  Mr. Schoenfeld is the husband of Flora
                                                   Schoenfeld.
--------------------------------------------------------------------------------------------------------------------
Alan H. Gold, M.D.                      52         President of the Company since July 1996; plastic      August
                                                   surgeon since 1972, and president of the Long          1992
                                                   Island Plastic Surgical Group; vice president and
                                                   board member of Day-Op Center of Long Island (a
                                                   privately-owned surgery center in New York);
                                                   medical advisor to the UNDP.
--------------------------------------------------------------------------------------------------------------------
John Frank                              59         Chief Information Officer of The Hartford Steam        August
                                                   Boiler Inspection and Insurance Co. since August       1992
                                                   1996; Special Projects Manager for Electronic
                                                   Data Systems Corporation from October 1994 to
                                                   August 1996; Chief Auditor of Travelers Insurance
                                                   Companies from August 1993 to September 1994;
                                                   principal of Lipera Frank Inc. from September
                                                   1991 to July 1993; a partner of Coopers &
                                                   Lybrand from January 1982 to September 1991.
--------------------------------------------------------------------------------------------------------------------
Richard Lerner                          54         A principal of Lerner, Gordon & Hirsch, P.C., a        August
                                                   law firm.                                              1992
--------------------------------------------------------------------------------------------------------------------
David Jay                               72         Prior to his retirement in 1993, he was a CPA.         January
                                                                                                          1998
--------------------------------------------------------------------------------------------------------------------

         All directors hold office until the annual meeting of stockholders of the Company following their election or until their successors are duly elected and qualified. Officers are appointed by the Board of Directors and serve at its discretion.


                    INFORMATION ABOUT THE BOARD OF DIRECTORS,
                 COMMITTEES OF THE BOARD, AND EXECUTIVE OFFICERS

Meetings of the Board of Directors and Information Regarding Committees

          The Board of Directors has one standing committee, an Audit Committee. The Audit Committee is composed of Dr. Gold, Mr. Frank and Mr. Lerner. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held two meetings in 1997.

          The Board of Directors held seven meetings in 1997. All Directors attended at least 75% of the total number of Board meetings and meetings of committees on which they served during 1997.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                  VOTE "FOR" THE NOMINEES FOR DIRECTORS IN THE
                              FOREGOING PROPOSAL 1


                             EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each other executive officer of the Company whose salary and bonus for the year ended December 31, 1997 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                  Annual Compensation           Long-Term Compensation
                                                  -------------------           ----------------------
Name and                                                      Other Annual      Securities
Principal Position         Year             Salary            Compensation      Underlying Options
------------------         ----             ------            ------------      ------------------

Joel Schoenfeld,           1997             $226,189                --          2,130,000(2)(3)
Chairman of the            1996             $192,000(1)             --                 --
Board and Chief
Executive Officer

David Chabut, Chief        1997             $120,000(4)             --            120,000(2)
Financial Officer(4)       1996             $104,051(5)          $15,949(6)        20,513(7)

----------

(1) The Company accrues compensation expense for Joel Schoenfeld at a rate of $192,000 per annum, plus benefits, which include a car allowance (approximately $9,800 in 1997 and $8,500 in 1996) and life/disability/health and car insurance (approximately $24,400 in 1997 and $7,500 in 1996).

(2) Represents Time Accelerated Restricted Stock Options having an exercise price of $3.50 per share.

(3) In connection with an extension of Mr. Schoenfeld's employment agreement in September, 1998, the Company canceled these options and issued to him an equal number of immediately exercisable stock options at an exercise price of $1.75 per share. See "Executive Compensation - Stock Options."

(4) Mr.Chabut is no longer employed by the Company.

(5) Includes health insurance benefits.

(6) Represents the amount reimbursed to Mr. Chabut for taxes incurred in connection with his exercise of certain stock options described in footnote (7) below.

(7) Represents options granted to Mr. Chabut at $3.50 per share. These options have been exercised.

Employment Agreements

          Joel Schoenfeld serves as Chairman of the Board and Chief Executive Officer of the Company pursuant to an employment agreement which expires on March 28, 2003. The agreement provides Mr. Schoenfeld with a salary of $192,000 per annum and life, disability and health insurance benefits. The Company also has agreed to reimburse Mr. Schoenfeld for automobile lease payments under his existing vehicle lease, or alternatively, to provide him with an automobile allowance of $10,800 per annum, and at the expiration of the vehicle lease, to pay him the fair market value of the vehicle if he elects to exercise the option to purchase the vehicle pursuant to the lease. The agreement contains a non-competition covenant that prohibits him, directly or indirectly, from engaging in a competitive business (as defined) for a period of twelve months following the termination of his employment. The foregoing restriction does not apply if the Company does not offer to extend or renew his employment set forth in his employment agreement.

Stock Options

    The following table contains information concerning the grant of stock options under the Company's Amended 1996 Stock Option Plan to Messrs. Schoenfeld and Chabut during the fiscal year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                                             Percent of
                           Number of         Total
                           Shares            Options
                           Underlying        Granted to                Exercise
                           Options           Employees in              Price Per        Expiration
    Name                   Granted           Fiscal Year               Share               Date
    ----                   -------           -----------               -----               ----
    Joel Schoenfeld        2,130,000(1)       72.2%                     $3.50           April 11, 2007
    David Chabut (2)         120,000           4.1%                      3.50           April 11, 2007

    The following table summarizes for each of the Named Executive Officers the total number of unexercised options, if any, held at December 31, 1997, and the aggregate dollar value of in-the-money, unexercised options, held at December 31, 1997. The value of the unexercised, in-the-money options at December 31, 1997, is the difference between their exercise or base price ($3.50), and the fair market value of the underlying Common Stock on December 31, 1997. The closing bid price of the Common Stock on December 31, 1997 was $1.438.

    Aggregated Option Exercises in Last Fiscal Year and FY End Option Values

                           Shares Acquired           Number of Securities          Value of Unexercised
                            Upon Exercise                Underlying                    In-The-Money
                              of  Options            Unexercised Option                 Options at
                           During Fiscal 1997        at December 31, 1997            December 31, 1997
                           -------------------  ---------------------------     ----------------------------
                                       Value
     Name                  Number     Realized  Exercisable   Unexercisable     Exercisable    Unexercisable
--------------             ------     --------  -----------   -------------     -----------    -------------
Joel Schoenfeld              None       None        None       2,130,000(1)         None           None
David Chabut(2)              4,370      None        None         120,000            None           None



--------------

(1) In connection with an extension of Mr. Schoenfeld's employment agreement in September, 1998, the Company canceled these options and granted Mr. Schoenfeld immediately exercisable options to purchase an equal number of shares at an exercise price of $1.75 per share.

(2) Mr. Chabut is no longer employed by the Company.

    PROPOSAL 2. APPROVAL OF THE COMPANY'S 1998 STOCK OPTION PLAN

         The Board of Directors of the Company, subject to stockholder approval, has adopted the Company's 1998 Stock Option Plan (the "1998 Plan"), which authorizes the grant of options to purchase an aggregate of 300,000 shares of Common Stock. As of November 19, 1998 options to purchase 54,000 shares of Common Stock have been granted under the 1998 Plan.

         The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the Annual Meeting and voting on the 1998 Plan is required for approval of the 1998 Plan. The Board recommends a vote in favor of the 1998 Plan.

         The Board of Directors has deemed it in the best interest of the Company to establish the 1998 Plan so as to provide employees and other persons involved in the continuing development and success of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The 1998 Plan authorizes additional options for grant to eligible participants in addition to the options to purchase shares remain available for grant (or which may become available upon the expiration or cancellation of outstanding options) under the Company's Amended 1996 Stock Option Plan (the "Plan"). It is the opinion of the Board of Directors that by providing the Company's employees and other individuals contributing to the Company and its subsidiaries the opportunity to acquire an equity investment in the Company, the 1998 Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to provide services on behalf of the Company.

         The following statements summarize certain provisions of the 1998 Plan. All statements are qualified in their entirety by reference to the text of the 1998 Plan, copies of which are available for examination at the principal office of the Company, 22 Dubon Court, Farmingdale, New York 11735.

         The 1998 Plan allows the Company to grant incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code, and Stock Appreciation Rights ("SARs"). ISO's, NQSO's and SAR's may be collectively referred to as "Options." The vesting of one or more options granted hereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above. The 1998 Plan is intended to provide the employees, directors, independent contractors and consultants of the Company with an added incentive to commence or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The 1998 Plan is not subject to ERISA.

Shares Subject to the Plan.

         The total number of shares of Common Stock of the Company that may be subject to Options granted under the Plan shall be three hundred thousand shares (300,000) in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO to an employee together with a tandem SAR or any NQSO to an employee together with a tandem SAR shall only require one share of Common Stock to be made available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares subject to such expired or terminated Option shall again be available for granting of Options under the Plan.

Eligibility for Participation

         Under the 1998 Plan, ISOs or ISOs in tandem with SARs, which are subject to the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39
(a)-(e), may be granted, from time to time, to employees of the Company, including officers, but excluding directors who are not otherwise employees of the Company. NQSOs and SARs may be granted from time to time, under the 1998 Plan, to employees of the Company, officers, directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company (persons entitled to receive ISOs, NQSOs, and/or SARs are hereinafter referred to as "Participants"). ISOs and ISOs in tandem with SARs may not be granted under the 1998 Plan to any person for whom shares first become exercisable under the 1998 Plan or any other stock option plan of the Company in any calendar year having an aggregate fair market value (measured at the respective time of grant of such options) in excess of $100,000. Any grant in excess of such amount shall be deemed a grant of a NQSO. To date, the Company has approximately 60 employees (three of whom are also Officers) who are eligible for grants of one or more types of Options under the 1998 Plan. The Company cannot presently compute the number of non-employees who may be entitled to NQSOs.

Administration

         The 1998 Plan is to be administered by the Board of Directors of the Company and/or by a stock option or compensation committee (the administrator of the 1998 Plan whether the Board of Directors itself or a committee thereof is hereinafter referred to as the "Committee" unless the context otherwise requires) which shall be comprised solely of at least two "outside directors" (as such term is defined under Section 162(m) of the Code. The Committee will have the authority, in its discretion, to determine the persons to whom options shall be granted, the character of such options and the number of shares of Common Stock to be subject to each option. The Board of Directors may administer the 1998 Plan; provided, however, that in the event a Committee has been appointed, the Committee will administer the 1998 Plan with respect to employees included within the term "covered employee" under Section 162(m) of the Code.

Terms of Options

         The Terms of Options granted under the 1998 Plan are to be determined by the Board of Directors or the Committee. Each Option is to be evidenced by a stock option agreement between the Company and the person to whom such option is granted, and is subject to the following additional terms and conditions:

                  (a) Exercise of the Option: The Committee will determine the time periods during which Options granted under the 1998 Plan may be exercised. An Option must be granted within ten (10) years from the date the 1998 Plan was adopted or the date the 1998 Plan is approved by the stockholders of the Company, whichever is earlier. Options will be exercisable in whole or in part at any time during the period but will not have an expiration date later than ten (10) years from the date of grant. Unless otherwise provided in any option agreement issued under the 1998 Plan, any Option granted under the 1998 Plan may be exercisable in whole or in part at any time during the exercise period and except for performance based options, must become fully exercisable within five years from the date of its grant, and not less than 20% of the Option shall become exercisable on an aggregate basis by the end of any of the first five years of the Option. The Committee may, in its sole discretion, accelerate any such vesting period after the grant thereof. Notwithstanding the above, ISOs or SARs granted in tandem with ISOs, granted to holders owning directly or through attribution more than 10% of the Company's Common Stock are subject to the additional restriction that the expiration date shall not be later than five (5) years from the date of grant. An Option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or if permitted by the instrument of grant, with respect to an ISO, or at the discretion of the Committee with respect to NQSOs, by delivery of Common Stock having a fair market value equal to the Option Price, by delivery of an interest bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code or by a combination of cash, shares of Common Stock and promissory notes. Furthermore, in the case of a NQSO, at the discretion of the Committee, the Participant may have the Company withhold from the Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the withholding amount due.

                  (b) Option Price: The option price of an NQSO or an SAR granted in tandem with an NQSO granted pursuant to the 1998 Plan is determined in the sole discretion of the Committee. The option price of an ISO or SAR granted in tandem with an ISO pursuant to the 1998 Plan shall not be less than the fair market value thereof at the date of grant. Such fair market value of an ISO shall be determined by the Committee and, if the Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market, Inc., the fair market value shall be the closing price of the Common Stock, or if closing prices are not available or the Common Stock is quoted on the National Association of Securities Dealers, Inc. ('NASD") OTC Bulletin Board ("OTC Bulletin Board") or otherwise in the over-the-counter market, the mean of the closing bid and asked prices of the Common Stock as reported by The Nasdaq Stock Market, Inc., the NASD, the OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date, or if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. ISOs or SARs granted in tandem with ISOs, granted to holders owning directly or through attribution, more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

                  (c) Termination of Employment or Consulting Agreement; Death;
         Disability: Except as provided in the 1998 Plan, or otherwise extended by the Committee in its sole discretion, subject to the last paragraph of this subpart (c), upon the voluntary termination of employment with the Company, or, in the case of a consultant, termination of the consulting relationship prior to the termination of the term thereof a holder of an Option under the 1998 Plan may exercise such Option to the extent such Option was exercisable as of the date of termination or at any time within thirty (30) days after the date of such termination. Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, if such employment or consulting relationship shall terminate for any reason other than death, voluntary termination by the employee or for cause, then such Options may be exercised at anytime within three (3) months after such termination. Notwithstanding the above, unless otherwise determined by the Committee in its sole discretion, any Options granted under the 1998 Plan shall immediately terminate in the event the Optionee is terminated as a result of the Optionee having not adequately performed the services for which he/she/it was hired.

                  Unless extended by the Committee, if the holder of an Option granted under the 1998 Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such option may be exercised at anytime determined by the Committee, but in no event less than six months of death by a legatee or legatees of such option under such individual's last will or by such individual's estate, to the extent such option was exercisable as of the date of death or date of termination of employment, whichever date is earlier.

                  If the holder of an Option under the 1998 Plan becomes disabled within the definition of Section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may be exercised at any time within six months after such holder's termination of employment due to the disability.

                   An Option may not be exercised except to the extent that the holder was entitled to exercise the option at the time of termination of employment or death unless otherwise extended by the Committee in its sole discretion, and in any event it may not be exercised after the original expiration date of the Option.

                  (d) Nontransferability of Options; No Liens: ISOs and SARs granted in tandem with ISOs shall be nontransferable and nonassignable except by will or the laws of intestacy, and any ISO or SAR in tandem with an ISO is exercisable during the lifetime of the Optionee only by the Optionee, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the

         Optionee. The Board or its Committee has the right to grant options other than ISO's or SAR's in tandem with ISO's which may or may not be transferable or assignable.

         The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Committee.

Termination; Modification and Amendment

         The 1998 Plan (but not options previously granted under the 1998 Plan) shall terminate ten years from the earlier of the date of its adoption by the Board of Directors or the date the 1998 Plan is approved by the stockholders of the Company. No Option will be granted after termination of the 1998 Plan.

         The Board of Directors of the Company may terminate the 1998 Plan at any time prior to its expiration date, or from time to time make such modifications or amendments of the 1998 Plan, as it deems advisable. However, the Board of Directors may not, without the approval of a majority of the then shares of the capital stock of the Company present in person or by proxy at an Annual or Special Meeting of Stockholders and voting thereon, except under conditions described under "Adjustments Upon Changes in Capitalization," increase the maximum number of shares as to which options may be granted under the 1998 Plan, materially change the standards of eligibility under the 1998 Plan, or adopt a new plan.

         No termination, modification or amendment of the 1998 Plan may adversely affect the terms of any outstanding Options without the consent of the holders of such Options.

Adjustments Upon Changes in Capitalization.

         In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the 1998 Plan, in the number of shares of Common Stock reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options granted under the 1998 Plan. Fractions of shares resulting from any such adjustment shall be revised to the next higher whole number of shares.

         In the event of the proposed dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Board of Directors.

Federal Income Tax Consequences.

         The following discussion is only a summary of the principal federal income tax consequences of the Options granted under the 1998 Plan and is based on existing federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences discussed below. Accordingly, optionees should consult their own tax advisors.

         Generally, under present law, when an option qualifies as an ISO under
Section 422 of the Code (i) an employee will not realize taxable income either upon the grant or the exercise of the option, (ii) the amount by which the fair market value of the shares acquired by the exercise of the option at the time of exercise exceeds the option price is included in alternative minimum taxable income for purposes of determining the employee's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the option price paid therefor) upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss if the stock qualifies as a capital asset in the hands of the employee, and (iv) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares. A disposition by an employee of shares acquired upon exercise of an ISO will constitute a qualifying disposition if it occurs after the holder's death or more than two years after the grant of the option and one year after the issuance of the shares to the employee. If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee, in general, will recognize ordinary income (and the Company will receive an equivalent deduction) equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the option price or (ii) the amount realized on the disqualifying disposition less the option price. Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required under federal and state law. Currently under the Code, the maximum rate of tax on ordinary income is greater than the rate of tax on long-term capital gains.

         The holding period for shares of stock received upon the exercise of an ISO commences on the date of exercise of the grant. Under present Federal income tax law, in the event that such shares are sold after two (2) years from the date of the grant and within eighteen (18) months of the exercise of the grant, the Federal capital gains tax will be at the rate of 28%. In the event such shares are sold after two years from the date of the grant, and eighteen months or more from the date of exercise of the grant, the Federal capital gains tax will be at the rate of 20%. To the extent that an optionee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income. Any excess capital loss is carried forward indefinitely.

         In the case of a non-qualified stock option granted under the 1998 Plan, no income generally is recognized by the optionee at the time of the grant of the option assuming such non-qualified stock option does not have a readily ascertainable fair market value. The optionee generally will recognize ordinary income when the non-qualified stock option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from non-qualified stock options will constitute compensation for which withholding may be required under federal and state law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000. Income recognized by such executive officer on the exercise of a NQSO or SAR would be deemed remuneration. However, there are certain requirements which, if met, will allow income from the exercise of a NQSO or SAR to be excluded from remuneration for such purposes. Even though the

Company and the 1998 Plan satisfy such requirements, no assurance can be given that they will be met in the future.

         Shares acquired upon exercise of non-qualified stock options will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of the exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss if the stock is a capital asset in his hands. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss. As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long-term capital gains. To the extent an optionee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income. Any excess capital loss is carried forward indefinitely.

         The grant of an SAR is generally not a taxable event for the optionee. Upon the exercise of an SAR the optionee will recognize ordinary income in an amount equal to the amount of cash and with respect to SARs granted in tandem with NQSOs, the fair market value of any shares of Common Stock received upon such exercise, and the Company will be entitled to a deduction equal to the same amount. However, if the sale of any shares received would be subject to Section 16(b) of the Securities Exchange Act of 1934, ordinary income attributable to such shares received will be recognized on the date such sale would not give rise to a Section 16(b) action, valued at the fair market value at such later time, unless the optionee has made a Section 83(b) election within 30 days after the date of exercise to recognize ordinary income as of the date of exercise based on the fair market value at the date of exercise.

         The foregoing discussion is only a brief summary of the applicable federal income tax laws as in effect on this date and should not be relied upon as being a complete statement. The federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the federal income tax consequences described herein, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which the grantee works and/or resides.

New Plan Benefits

         As of November 19, 1998, options to purchase 54,000 shares of Common Stock had been granted or allocated under the 1998 Plan to the following directors or executive officers:


      Name                                  Position                                  Options Granted
      ----                                  --------                                  ---------------
Joel Schoenfeld               Chairman of the Board of Directors and
                              Chief Executive Officer                                       15,000

Alan H. Gold, M.D.            President, Director, Audit Committee Member                   15,000

Andrew Jay                    Director, Consultant                                           8,000



John Frank                    Director, Audit Committee Member, Consultant                   6,000

Richard Lerner                Director, Audit Committee Member                               5,000

David Jay                     Director                                                       5,000

         Each option granted is exercisable at a price of $1.50 per share and expires November 19, 2003.


Other Stock Option Plans

         The Company's Amended 1996 Stock Option Plan (the "Plan") authorizes the grant of options to purchase 4,709,219 shares of Common Stock to directors, employees (including officers) and consultants to the Company (collectively, "Plan participants"). Options to purchase 4,315,513 shares of Common Stock have been granted pursuant to the Plan, including options to purchase 2,130,000 shares and 140,513 shares granted to Joel Schoenfeld and David Chabut, respectively. Options to purchase 20,513 shares have been exercised by Mr. Chabut under the Plan. Time Accelerated Restricted Stock Options to purchase 4,125,000 shares of Common Stock have been granted to officers and directors of the Company at an exercise price of $3.50 per share, including options to purchase 2,130,000 shares and 120,000 shares granted to Joel Schoenfeld and David Chabut, respectively. Time Accelerated Restricted Stock Options are exercisable commencing upon the earliest of (i) April 24, 2006, (ii) April 24, 2000, if the Company has at least $30,000,000 in gross revenues and net income of at least $2,000,000 for the fiscal year ended December 31, 1999, (iii) April 24, 2001, if the Company has at least $45,000,000 in gross revenues and net income of at least $3,000,000 for the fiscal year ended December 31, 2000, (iv) April 24, 2002, if the Company has at least $60,000,000 in gross revenues and net income of at least $4,000,000 for the fiscal year ended December 31, 2001, or (v) immediately upon the occurrence of a "change in control" (as defined) of the Company. In no event may a Time Accelerated Restricted Stock option be exercised after the tenth anniversary of the date of the grant. In connection with an extension of Mr. Schoenfeld's employment agreement in September, 1998, the Company canceled the Time Accelerated Restricted Stock Options granted to Joel Schoenfeld and issued to him an equal number of immediately exercisable options at an exercise prior of $1.75 per share.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
        "FOR" THE APPROVAL OF THE ADOPTION OF THE 1998 STOCK OPTION PLAN
                                  (PROPOSAL 2)

PROPOSAL 3. PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK IN LIEU
            OF CASH PAYMENT UPON CONVERSION OF SERIES B 5% CONVERTIBLE PREFERRED STOCK

         In July, 1998, the Company sold 750 shares of the Company's Series B 5% Convertible Preferred Stock, stated value $1,000 per share, and Warrants expiring in three years to purchase for $2.15 per share 112,500 shares of its Common Stock, to an institutional investor for an aggregate price of $750,000.

         Each share of Series B Preferred Stock is convertible by the holder into the number of shares of Common Stock having the value of $1,000, on the basis of the lower of (i) $1.925 per share and (ii) a price equal to 80 to 85% of a price related to the market price for the Common Stock at the time of conversion, as provided in the Certificate of Designation ("Certificate of Designation") defining the Series B Preferred Stock. The conversion rate is subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation or certain other events. If the Company's Common Stock is delisted from trading on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for any reason, the remaining Series B Preferred Stock may be converted into Common Stock at a price related to 75% of the market price of the Common Stock at the time of conversion.

         Up to 33-1/2% of the Series B Preferred Stock may be converted up to 150 days after July 27, 1998; up to 66-2/3% of the Series B Preferred Stock may be converted up to 180 days after July 27, 1998; and all the Series B Preferred Stock may be converted after 180 days following July 27, 1998. All the Series B Preferred Stock must be converted no later than July 27, 2000.

         The Certificate of Designation provides that without shareholder approval the Company may not issue upon conversion of the Series B Preferred Stock more than 596,055 shares of Common Stock, which represents 19.99% of the amount outstanding on the closing date for the Series B Preferred Stock, the maximum number which the Board of Directors may issue without shareholder approval under applicable NASDAQ rules. The Certificate of Designation provides that if the foregoing provision would prohibit a conversion the Company must instead, in the absence of shareholder approval, redeem the applicable Series B Preferred shares in cash at a price equal to 125% of the $1,000 per share stated value, together with all accrued and unpaid dividends thereon.

         The Board of Directors deems it in the best interests of the Company to have authority to issue shares of Common Stock upon conversion of the Series B Preferred Stock in excess of the foregoing limitation rather than being required to redeem shares of Series B Preferred Stock for a cash premium if the limitation is exceeded. The Company's obligation to redeem Series B Preferred shares at a cash premium could, in the opinion of the Board of Directors, have an adverse effect on the Company's ability to obtain additional equity or debt financing as compared with the Company's ability to obtain such additional financing if the Series B Preferred Stock is convertible only into shares of Common Stock. Shareholder approval of this proposal will eliminate the obligation of the

Company to make cash payments when the limitation described above is exceeded and accordingly would eliminate any adverse effects that might arise from the existence of the cash redemption obligation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF SERIES B PREFERRED STOCK IN LIEU OF CASH PAYMENT (PROPOSAL 3).




PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         On April 23, 1998, the Registrant engaged Richard A. Eisner & Company, LLP as its principal accountant to audit the Registrant's financial statements for the fiscal year ending December 31, 1998. They have no financial interest, either direct or indirect, in the Company. Representatives of Richard A. Eisner & Company, LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

         On April 17, 1998, the Company dismissed Coopers & Lybrand LLP (the "Former Accountant") the Company's independent public accountants since 1992, to reduce professional fees.

         The Former Accountant's reports on the financial statements for the fiscal years ended December 31, 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory note concerning the Company's ability to continue as a going concern as a result of recurring losses from operations since its inception.

         The decision to change accountants was approved by the Board of Directors.

         During the Company's last two fiscal years and the subsequent interim periods through the date of the Former Accountant's dismissal, there were no disagreements with the Former Accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 4)

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

Security Ownership and Certain Beneficial Owners and Management

The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of October 31, 1998 by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company and each Named Executive Officer and (iii) all directors and executive officers as a group.

                                 Amount and
                                 Nature of         Percentage of
                                 Beneficial        Common Stock
Name                             Ownership(1)      Beneficially Owned(1)(2)
----                             ------------      ------------------------
Joel and Flora Schoenfeld(3)   2,943,743(4)(5)     55.82%(6)

Alan H. Gold, M.D.(3)            343,333(5)(7)     11.48%(8)

Andrew Jay (9)                   200,560(10)        6.51%(11)

John Frank(12)                   153,775(13)        5.12%(14)

Richard Lerner(3)                 41,026            1.38%

David Jay(9)                       6,435(15)       *

David Chabut (16)                 20,513           *

All directors and executive                     3,488,312(17)(18)    65.28%(19)
officers as a group (6 persons)

-------------

* Less than 1%

   (1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above as of October 31, 1998, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, the information presented in the foregoing table does not include shares of Common Stock issuable upon (i) conversion of the Series A Preferred Stock (which may not be converted prior to April 24, 1999) or (ii) Time Accelerated Restricted Stock Options (which may not be exercised prior to the earliest of (x) April 24, 2006, (y) the attainment of certain financial performance criteria or (z) the occurrence of a "change in control," as defined).

(2) Except as otherwise stated, calculated on the basis of 2,981,769 shares of Common Stock issued and outstanding.

(3) Address is c/o the Company, 22 Dubon Court, Farmingdale, New York 11735.

(4) Includes 2,130,000 shares and 200,000 shares that Joel Schoenfeld and Flora Schoenfeld, respectively, may acquire upon exercise of presently exercisable options.

(5) All of the shares owned by Dr. Gold have been pledged to secure certain indebtedness to Joel Schoenfeld. Dr. Gold retains voting and dispositive power with respect to the pledged shares until the occurrence of a default in the payment of the indebtedness secured by the pledged shares. Accordingly, the pledged shares have been included in the number of shares beneficially owned by Dr. Gold and excluded from the number of shares beneficially owned Mr. Schoenfeld.

(6) Calculated on the basis of 5,273,743 shares issued and outstanding.

(7) Includes 10,000 shares that Dr. Gold may acquire upon exercise of presently exercisable options.

(8) Calculated on the basis of 2,991,769 shares of Common Stock issued and outstanding.

(9) Address for Andrew Jay is c/o David Jay, 58 Ruby Lane, Plainview, New York 11803. Andrew Jay is the son of David Jay and David Jay is the father of Andrew Jay.

(10) Includes 100,000 shares issuable upon exercise of presently exercisable options. Does not include shares owned by David Jay, as to which Andrew Jay disclaims beneficial ownership.

(11) Calculated on the basis of 3,081,769 shares of Common Stock issued and outstanding.

(12) Address is c/o The Hartford Steam Boiler Insurance & Inspection Co., P.O. Box 5204, One State Street, Hartford, Connecticut 06102-5024.

(13) Includes 22,236 shares issuable upon exercise of options, at an exercise price of $3.50 per share, which expire on February 22, 1999.

(14) Calculated on the basis of 3,004,005 shares of Common Stock issued and outstanding.

(15) Does not include shares owned by his son, Andrew Jay, as to which David Jay disclaims beneficial ownership.

(16) Mr. Chabut is no longer employed by the Company.

(17) For purposes of this calculation, shares of Common Stock beneficially owned by more than one person have only been included once.

(18) Includes 32,236 shares issuable upon exercise of presently exercisable options. See footnotes (5) and (11) above. Does not includes shares owned by Mr. Chabut. See footnote (16) above.

(19) Calculated on the basis of 5,344,005 shares of Common Stock issued and outstanding.

Executive Officers and Significant Employees

The names, ages and business backgrounds of the executive officers and other significant employees of the Company who are not nominees for Director are as follows:

         Name              Age              Office                 Officer Since
         ----              ---              ------                 -------------

Flora Schoenfeld *         51       Treasurer and Secretary        August 1992

-------------

* Flora Schoenfeld is the wife of Joel Schoenfeld, Chairman of the Board and Chief Executive Officer of the Company.

Certain Transactions

         From its inception in August 1992, the Company's operations have been funded through advances from Joel Schoenfeld, Flora Schoenfeld and two companies affiliated with Mr. Schoenfeld (collectively, the "Schoenfeld Parties"), and certain other stockholders of the Company. As of December 30, 1996, the amount due to these stockholders and affiliates with respect to the repayment of these advances (including accrued interest) was as follows: the Schoenfeld Parties -- $1,160,877; Dr. Alan H. Gold -- $115,665; and John Frank -- $118,390. The
Company issued its demand promissory notes evidencing its obligation to repay the foregoing advances, together with accrued interest on the outstanding principal amount thereof at 8% per annum. On December 30, 1996 and January 24, 1997, the Schoenfeld Parties and Dr. Alan H. Gold exchanged for cancellation their notes for an aggregate of 1,160 shares and 115 shares, respectively, of the Company's Series A Preferred Stock. On May 2, 1997, the Company issued 34,397 shares of Common Stock to Mr. Frank, a director of the Company, in exchange for the cancellation of $120,390 payable to him. In addition, as of December 31, 1996, the Company had accrued compensation payable to the Schoenfeld Parties in the amount of $644,391, including management fees of $382,191 for periods prior to June 30, 1994. Since June 30, 1994, the Company has recorded a salary expense for Mr. Schoenfeld in lieu of management fees due to affiliates of Mr. Schoenfeld. On March 12, 1997, the Company issued 644 shares of Series A Preferred Stock to Mr. Schoenfeld in exchange for the cancellation of the amount payable to him for unpaid compensation.

         In connection with the formation of the Company, and in consideration for the dilution resulting to Flora Schoenfeld (the then owner of all of the Company's outstanding shares) from the issuance by the Company of 333,333 shares and 205,128 shares to Dr. Alan H. Gold and David Shonfeld (a former Director of the Company), respectively, each of Dr. Gold and David Shonfeld delivered to Flora Schoenfeld his non-interest bearing, demand promissory note in the amount of $750,000, the payment of which each of them agreed to secure by a pledge of his shares.

         On November 21, 1997, following a default in payment of his promissory note, Flora Schoenfeld purchased the 256,410 shares owned by David Shonfeld as a secured party under a pledge agreement with David Shonfeld and pursuant to
Section 9-504(3) of the Uniform Commercial Code as in effect in New York for a total purchase price of $515,384 or $2.01 per share, representing the average of the high and low bid prices per share of Common Stock during the preceding 30 day period. The purchase price for the shares was credited against the $750,000 due Flora Schoenfeld under David Shonfeld's promissory notes.

         In connection with the Sherwood Supply Agreement, Joel Schoenfeld, Dr. Alan H. Gold, David Shonfeld and John Frank agreed, jointly and severally, to pay Sherwood up to $1,000,000 (less $0.14925 for each dollar paid to Sherwood under the Sherwood Supply Agreement) in the event the Company failed to pay a cumulative invoiced amount of $6,700,000 over the first three years of the Sherwood Supply Agreement, provided Sherwood was able to deliver 100,000,000 plungers that met the Company's tolerances during such period. In the third quarter of 1997, Sherwood acknowledged that it was unable to produce plungers that met the Company's tolerances. Consequently, the individual guarantees are no longer effective.

         On October 10, 1996, UNIVEC-NY, the then owner of all of the outstanding capital stock of the Company, was merged with and into the Company, solely for the purpose of effecting a change in its state of incorporation from New York to Delaware. In the merger, shareholders of UNIVEC-NY received 10,256.3954 shares of Common Stock for each share of UNIVEC-NY common stock owned, with the total number of shares issuable to each shareholder rounded up to the nearest whole share.

         The Company occupied its former executive offices, consisting of approximately 1,200 square feet of space, pursuant to a lease which expires in December 1998. Rental expense for the space is $28,704 per annum for the year ended December 31, 1997, subject to an increase of 4% annum in each subsequent year. Dr. Alan H. Gold, the President, a Director and principal stockholder of the Company, is the President and a stockholder of the owner of the premises, the Long Island Plastic Surgical Group.

         In December 1996, David Chabut, the former Chief Financial Officer of the Company, exercised options to purchase 16,143 shares of Common Stock, having an exercise price of $3.50 per share, the exercise price of which was paid for by the cancellation of amounts payable to him for accrued, but unpaid compensation ($44,000) and certain advances ($12,500). On May 2, 1997, Mr. Chabut exercised options to purchase an additional 4,370 shares of Common Stock (at $3.50 per share) and paid the exercise price of these options by cancellation of amounts payable to him for accrued but unpaid compensation ($15,295). The Company paid the remaining amount due to Mr. Chabut ($15,949) for federal and state withholding and payroll taxes incurred by him in connection with the exercise of such options.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities within specified time periods to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, Directors and ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports received by the Company and written representations from such persons concerning the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the fiscal year ended December 31, 1997, except that Dr. Gold did not timely file a Form 5 reporting the grant of a stock option in December 1998.

Expenses

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

Stockholder Proposals

         No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than August , 1999. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

         Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.


AVAILABLE INFORMATION

         Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Flora Schoenfeld, Company's Secretary, Univec, Inc., 22 Dubon Court, Farmingdale, New York 11735 or on the Commission's Web Site at www.sec.gov.

                                       By Order of the Board of Directors

                                       Flora Schoenfeld, Secretary


Farmingdale, New York 11735
December 9, 1998

                                  UNIVEC, INC.
                                 22 Dubon Court
                           Farmingdale, New York 11735


PROXY


        The undersigned, a holder of Common Stock of Univec, Inc., a Delaware corporation (the "Company"), hereby appoints JOEL SCHOENFELD AND FLORA SCHOENFELD, and each of them, the proxy of the undersigned, with full power of substitution, to attend represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on December 30, 1998 and any adjournments thereof, as follows:

 1. The election of five Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

        [ ] FOR all nominees listed below
        [ ] WITHHOLD AUTHORITY to vote for all nominees listed below. (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

Joel Schoenfeld, Alan H. Gold, John Frank, Richard Lerner and David Jay.

2. The adoption of the 1998 Stock Option Plan.

        [ ] FOR          [ ] AGAINST               [ ] ABSTAIN

3. Approval of issuance of shares of Common Stock upon conversion of Series B 5% Convertible Preferred Stock.

        [ ] FOR          [ ] AGAINST               [ ] ABSTAIN


4. The ratification of the appointment of Richard A. Eisner & Company, as the Company's independent public accountants for the year ending December 31, 1998.

        [ ] FOR          [ ] AGAINST               [ ] ABSTAIN

5. Upon such other matters as may properly come before the meeting or any adjournments thereof.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgment.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTORS NAMED IN PROPOSAL 1 AND FOR THE ADOPTION OF PROPOSALS 2, 3 AND 4, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

        The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated December 9, 1998 relating to the Annual Meeting.


                         -----------------------------------------------------
                         Signature(s) of Stockholder(s)


        The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date:____________, 1998

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                  UNIVEC, INC.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.